Exhibit 10.1(b)

4D MOLECULAR THERAPEUTICS, INC.

2015 EQUITY INCENTIVE PLAN

STOCK OPTION AGREEMENT

This Stock Option Agreement (this “Agreement”) is made and entered into as of «Date_of_Grant» by and between 4D Molecular Therapeutics, Inc., a Delaware corporation (the “Company”), and «Participant» (“Participant”). Unless otherwise defined herein, capitalized terms used herein shall have the same defined meanings as set forth in the 4D Molecular Therapeutics, Inc. 2015 Equity Incentive Plan attached hereto as Exhibit A (the “Plan”).

I.	NOTICE OF STOCK OPTION GRANT

Participant has been granted an option to purchase Common Stock, subject to the terms and conditions of the Plan and this Agreement, as follows:

Participant: Address:	«Participant» «Address»
«City»

Grant Number:	«Grant_Number»
Grant Date:	«Date_of_Grant»
Vesting Commencement Date:	«Vesting_Commencement_Date»
Exercise Price per Share:	$«Exercise_Price_per_Share»
Number of Shares Subject to Option:	«Total_Shares»
Total Exercise Price:	$«Total_Exercise_Price»
Type of Option:	☐ ISO ☐ NSO
Term/Expiration Date:	«Expiration_Date», or earlier as provided in the Plan or this Agreement

Vesting Schedule:

This Option shall become vested and exercisable, in whole or in part, according to the following vesting schedule:

25% of the Shares subject to this Option on the Grant Date shall vest on the one-year anniversary of the Vesting Commencement Date, and 1/48th of the Shares subject to this Option on the Grant Date shall vest each month thereafter on the same day of the month as the Vesting Commencement Date (or if there is no corresponding day, on the last day of such month), subject to Participant continuing to be a Service Provider through each such date.

Termination Period:

This Option shall be exercisable for three months after Participant ceases to be a Service Provider, unless such termination is due to Participant’s death or Disability, in which case this Option shall be exercisable for 12 months after Participant ceases to be a Service Provider. Notwithstanding the foregoing sentence, in no event may this Option be exercised after the Term/Expiration Date as provided above, and this Option may be subject to earlier termination as provided in the Plan.

II.	AGREEMENT

1. Grant of Option. In consideration of the services to be rendered by Participant to the Company or any Affiliate and subject to the terms and conditions of the Plan and this Agreement, the Administrator hereby grants to Participant an option (this “Option”) to purchase the number of Shares set forth in the Notice of Stock Option Grant in Part I of this Agreement, at the Exercise Price per Share set forth in the Notice of Stock Option Grant in Part I of this Agreement (the “Exercise Price”).

If designated as an ISO in the Notice of Stock Option Grant in Part I of this Agreement, this Option is intended to qualify as an Incentive Stock Option; provided, however, that, to the extent that the aggregate Fair Market Value (determined at the time of grant) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by Participant during any calendar year (under all plans of the Company and any Affiliate) exceeds $100,000, such Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options. Further, if for any reason this Option (or portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, this Option (or portion thereof) shall be regarded as a Nonstatutory Stock Option. In no event shall the Administrator, the Company or any Affiliate, or any of their respective employees or directors, have any liability to Participant (or any other Person) due to the failure of this Option (or portion thereof) to qualify for any reason as an Incentive Stock Option.

2. Exercise of Option.

(a) Right to Exercise. This Option shall be exercisable during its term in accordance with (i) the Vesting Schedule set out in the Notice of Stock Option Grant in Part I of this Agreement and (ii) the applicable provisions of the Plan and this Agreement. This Option may not be exercised for a fraction of a Share.

(b) Method of Exercise. This Option shall be exercisable by delivery of an option exercise notice in the form attached hereto as Exhibit B (the “Option Exercise Notice”) or in a manner and pursuant to such procedures as the Administrator may determine, which shall state the election to exercise this Option, the whole number of Shares with respect to which this Option is being exercised, and such other representations and agreements as may be required by the Company. If someone other than Participant exercises this Option, as permitted by the Plan, then such Person must submit documentation reasonably acceptable to the Company verifying that such Person has the legal right to exercise this Option. The Option Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all exercised Shares, together with any applicable tax withholding. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Option Exercise Notice accompanied by the aggregate Exercise Price, together with any applicable tax withholding.

3. Participant’s Representations. If the Common Stock has not been registered under the Securities Act at the time this Option is exercised, Participant shall concurrently with the exercise of all or any portion of this Option, if required by the Company, deliver to the Company Participant’s Investment Representation Statement in the form attached hereto as Exhibit C.

4. Lock-Up Period. Participant will not, during the period commencing on the date of the final prospectus relating to the registration by the Company for its own behalf of shares of its Common Stock or any other equity securities under the Securities Act on a Form S-1 (excluding a registration relating solely to employee benefit plans on Form S-1) or Form S-3 and ending on the date specified by the Company and the underwriter(s) (such period not to exceed 180 days in the case of the Company’s IPO or 90 days in the case of any registration other than the Company’s IPO, or such other period as may be requested by the Company or the underwriters to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including the restrictions contained in NASD Rule 2711(f)(4) or NYSE Rule 472(f)(4) (or any successor provisions or amendments thereto), as applicable), (A) sell, dispose of, make any short sale of, offer, hypothecate, pledge, contract to sell, grant any option or contract to purchase, purchase any option or contract to sell, grant any right or warrant to purchase, lend or otherwise transfer or encumber, directly or indirectly, any Shares or other securities convertible into or exercisable or exchangeable (directly or indirectly) for shares of Common Stock (whether such Shares or other securities are then held by Participant or thereafter acquired) (such Shares and other securities, the “Lock-Up Shares”) or (B) enter into any swap, hedging or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Lock-Up Shares. The foregoing provisions of this Section II.4 shall not prevent the exercise of any repurchase option in favor of the Company or apply to the sale of any Lock-Up Shares to an underwriter pursuant to an underwriting agreement or to the Transfer (as defined in Section II.7) of any Lock-Up Shares by Participant to any trust for the direct or indirect benefit of Participant or an Immediate Family Member (as defined in the Option Exercise Notice) of Participant (provided that the trustee of the trust agrees, in writing, to be bound by the restrictions set forth herein and provided further that any such Transfer (as defined in Section II.7) does not involve a disposition for value). Participant shall execute such documents as may be reasonably requested by the Company or the underwriters in connection with any registered offering described in this Section II.4 and that are consistent with this Section II.4 or necessary to give further effect thereto.

5. Method of Payment. To the extent permitted by Applicable Laws, payment of the aggregate Exercise Price as to all exercised Shares shall be by any of the following methods, or a combination thereof, at Participant’s election:

(a) cash;

(b) check;

(c) surrender of other Shares which (i) shall be valued at their Fair Market Value on the date of exercise and (ii) must be owned by Participant free and clear of any liens, claims, encumbrances or security interests, if accepting such Shares, in the Administrator’s sole discretion, will not result in any adverse accounting consequences to the Company; or

(d) consideration received by the Company under a cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan.

Any fraction of a Share which would be required to pay such aggregate Exercise Price shall be disregarded, and the remaining amount due shall be paid in cash by Participant.

6. Restrictions on Exercise. This Option may not be exercised unless the issuance of Shares upon such exercise, or the method of payment of consideration for such Shares, complies with Applicable Laws. Assuming such compliance, Shares shall be considered transferred to Participant, for income tax purposes, on the date on which this Option is exercised with respect to such Shares.

7. Non-Transferability of Option. This Option (or, prior to exercise, the Shares subject to this Option) may not be sold, pledged, assigned, hypothecated or otherwise transferred in any manner, including by entering into any short position, any “put equivalent position” or any “call equivalent position” (as defined in Rule 16a-1(h) and Rule 16a-1(b), respectively, of the Exchange Act), whether by operation of law or otherwise (“Transfer”), other than by will or by the laws of descent and distribution, and may be exercised, during the lifetime of Participant, only by Participant. The terms of the Plan and this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of Participant.

8. Term of Option. This Option may be exercised only (i) within the term set out in the Notice of Stock Option Grant in Part I of this Agreement and (ii) in accordance with the terms and conditions of the Plan and this Agreement.

9. Tax Obligations.

(a) Tax Withholding. Participant agrees to make appropriate arrangements satisfactory to the Company to pay or provide for the satisfaction of all federal, state, local, foreign and other taxes (including Participant’s FICA obligation) required to be withheld with respect to the exercise of this Option. Participant acknowledges and agrees that the Company may refuse to honor the exercise of this Option, and refuse to deliver the Shares, if such withholding amounts are not delivered by Participant at the time of exercise.

(b) Notice of Disqualifying Disposition of ISO Shares. If this Option is an Incentive Stock Option, and if Participant makes a “disposition” (as defined in Section 424 of the Code) of all or any portion of the Shares acquired upon exercise of this Option within two years from the Grant Date set out in the Notice of Stock Option Grant in Part I of this Agreement or within one year after issuance of the Shares acquired upon exercise of this Option, then Participant shall immediately notify the Company in writing as to the occurrence of, and the price realized upon, such disposition. Participant agrees that Participant may be subject to income tax withholding by the Company on the compensation income recognized by Participant.

(c) Section 409A of the Code. Under Section 409A of the Code, an Option that was granted with a per Share exercise price that is determined by the U.S. Internal Revenue Service (the “IRS”) to be less than the Fair Market Value of a Share on the date of grant (a “discount option”) may be considered “deferred compensation.” An Option that is a “discount option” may result in (i) income recognition by Participant prior to the exercise of this Option,

(ii) an additional 20% federal income tax, (iii) potential penalty and interest charges, and (iv) additional state income, penalty and interest tax to Participant (collectively, “409A Penalties”). Participant acknowledges that the Company cannot guarantee, and has not guaranteed, that the IRS will agree, in a later examination, that the per Share exercise price of this Option equals or exceeds the Fair Market Value of a Share on the date of grant. Participant agrees that, if the IRS determines that this Option is a “discount option,” Participant shall be solely responsible for Participant’s costs related to such a determination, including any 409A Penalties.

10. Agreement to Participate.

(a) Each Holder (as defined in the Option Exercise Notice) agrees that, in the event a Change in Control or Stock Sale is approved by the Board (if required) and the requisite vote of the Company’s stockholders, and upon receipt from the Company of a Participation Notice (as defined below), such Holder shall (1) vote (in person, by proxy or by written consent, as applicable) all securities of the Company the holders of which are entitled to vote for members of the Board, including securities of the Company acquired upon exercise or conversion of any options (including this Option), warrants or other convertible securities, owned by such Holder, or over which such Holder has voting control, in favor of such Change in Control or Stock Sale (together with any related amendment to the Certificate of Incorporation required in order to implement such Change in Control or Stock Sale) and in opposition to any and all other proposals that could delay or impair the ability of the Company or its stockholders to consummate such Change in Control or Stock Sale and (2) sell or exchange all securities of the Company, including securities of the Company acquired upon exercise or conversion of any options (including this Option), warrants or other convertible securities (collectively, “Subject Shares”), that such Holder then beneficially holds pursuant to the terms and conditions of such Change in Control or, in the case of a Stock Sale, sell or otherwise transfer to the acquiring Person all Subject Shares that such Holder then beneficially holds (or in the event that the Company’s stockholders that approved such Stock Sale are selling fewer than all of their Subject Shares, shares in the same proportion as such stockholders are selling to the acquiring Person) for the same per share consideration in accordance with the provisions of the Certificate of Incorporation, and on the same terms and conditions (except as otherwise permitted by this Section II.10(a)), as such stockholders, subject to the following conditions:

(i) such Holder shall not be required in his or her capacity as a stockholder to make any representation or warranty in connection with such Change in Control or Stock Sale, other than as to such Holder’s ownership and authority to sell, exchange or otherwise transfer such Holder’s Subject Shares in such Change in Control or Stock Sale, free and clear of all claims, rights, obligations, liens and encumbrances of any nature whatsoever;

(ii) such Holder shall not be liable for the inaccuracy of any representation or warranty made by any other Person in connection with such Change in Control or Stock Sale, other than the Company (except to the extent that funds may be paid out of an escrow established to cover breach of representations, warranties and covenants of the Company as well as breach by any stockholder of any identical representations, warranties and covenants provided by all stockholders);

(iii) the liability for indemnification, if any, of such Holder in such Change in Control or Stock Sale, and for the inaccuracy of any representations and warranties made by the Company or its stockholders in connection with such Change in Control or Stock Sale, shall be several and not joint with any other Person (except to the extent that funds may be paid out of an escrow established to cover breach of representations, warranties and covenants of the Company as well as breach by any stockholder of any identical representations, warranties and covenants provided by all stockholders) and, subject to any provisions of the Certificate of Incorporation relating to the allocation of the escrow, shall be pro rata in proportion to, and shall not exceed, the amount of consideration paid to such Holder in connection with such Change in Control or Stock Sale;

(iv) liability shall be limited to such Holder’s applicable share (determined based on the respective proceeds payable to each stockholder of the Company in connection with such Change in Control or Stock Sale in accordance with the Certificate of Incorporation) of a negotiated aggregate indemnification amount that applies equally to all stockholders of the Company but that in no event exceeds the amount of consideration otherwise payable to such Holder in connection with such Change in Control or Stock Sale, except with respect to claims related to fraud by such Holder, the liability for which need not be limited as to such Holder;

(v) as a result of such Change in Control or Stock Sale, (A) each holder of each class or series of capital stock of the Company shall be entitled to receive the same form of consideration (and be subject to the same indemnity and escrow provisions) for their shares of such class or series as is received by other holders with respect to their shares of such same class or series of stock, (B) each holder of a series of Preferred Stock of the Company shall receive the same amount of consideration per share of such series of Preferred Stock of the Company as is received by other holders with respect to their shares of such same series, (C) each holder of Common Stock shall receive the same amount of consideration per share of Common Stock as is received by other holders with respect to their shares of Common Stock, and (D) unless the holders of each series of Preferred Stock of the Company agree otherwise by legally sufficient amendment or waiver of the provisions of the Certificate of Incorporation then in effect, the aggregate consideration receivable by all holders of Common Stock and Preferred Stock of the Company shall be allocated among the holders of Common Stock and Preferred Stock of the Company on the basis of the relative liquidation preferences to which the holders of each respective series of Preferred Stock of the Company and the holders of Common Stock are entitled in a Deemed Liquidation Event (assuming for this purpose that such Change in Control or Stock Sale is a Deemed Liquidation Event (as defined in the Certificate of Incorporation)) in accordance with the Certificate of Incorporation in effect immediately prior to such Change in Control or Stock Sale; provided, however, that, notwithstanding the foregoing, if the consideration to be paid in exchange for the Subject Shares pursuant to such Change in Control or Stock Sale includes any securities and due receipt thereof by such Holder would require, under applicable law, (x) the registration or qualification of such securities or of any Person as a broker, dealer or agent with respect to such securities or (y) the provision to such Holder of any information other than such information as a prudent issuer would generally furnish in an offering made solely to “accredited investors” as defined in Regulation D promulgated under the Securities Act, then the Company may cause to be paid to such Holder, in lieu of such securities, against surrender of the Subject Shares which would have otherwise been sold by such Holder, an amount in cash equal to the fair market value (as determined in good faith by the Company) of the securities that such Holder would otherwise receive as of the date of issuance of such securities in exchange for such Holder’s Subject Shares; and

(vi) subject to clause (v) above requiring the same form of consideration to be available to the holders of any single class or series of capital stock, if any holders of any capital stock of the Company are given an option as to the form and amount of consideration to be received as a result of such Change in Control or Stock Sale, all holders of such capital stock shall be given the same option; provided, however, that nothing in this Section II.10(a)(vi) shall entitle any holder to receive any form of consideration that such holder would be ineligible to receive as a result of such holder’s failure to satisfy any condition, requirement or limitation that is generally applicable to the Company’s stockholders.

The provisions of this Section II.10 shall not be deemed to require any Holder to approve any amendment or waiver of any provision of the Certificate of Incorporation or otherwise approve a Change in Control or Stock Sale that would not allocate the consideration in accordance with the Certificate of Incorporation.

“Participation Notice” means a written notice from the Company to such Holder, which notice includes: (x) a summary of the material terms of the proposed Change in Control or Stock Sale; (y) information relating to any stockholder meeting or action by written consent and instructions with respect to the voting of such Holder’s Subject Shares as required by this Section II.10(a); and (z) such other information as the Board shall determine is necessary or appropriate.

(b) Each Holder further agrees, with respect to any Change in Control or Stock Sale approved in accordance with Section II.10(a), to (i) refrain from exercising any dissenters’ rights or rights of appraisal under applicable law (if any), (ii) execute and deliver all related documentation and take such other actions as may be reasonably requested, in writing, by the Company or the acquiring Person in support of such Change in Control or Stock Sale, including executing and delivering instruments of conveyance and transfer, any purchase agreement, merger agreement, indemnity agreement, escrow agreement, consent, waiver, governmental filing and share certificates duly endorsed for transfer (free and clear of impermissible liens, claims and encumbrances), and any similar or related documents, and (iii) refrain from entering into any agreement or understanding (including any proxy or voting trust) that would be inconsistent with, or violate, the provisions of this Section II.10, unless specifically requested to do so, in writing, by the acquiring Person in connection with such Change in Control or Stock Sale.

(c) In the event that a stockholder representative (the “Stockholder Representative”) is appointed with respect to matters affecting the Company’s stockholders under the applicable definitive transaction agreements relating to any Change in Control or Stock Sale approved in accordance with Section II.10(a), each Holder agrees (i) to consent to (x) the appointment of such Stockholder Representative, (y) the establishment of any applicable escrow, expense or similar fund in connection with any indemnification or similar obligations, and (z) the payment of such Holder’s pro rata portion (from the applicable escrow or expense fund or otherwise) of any and all of such Stockholder Representative’s reasonable fees and expenses arising out of such Stockholder Representative’s services and duties as the representative of the

Company’s stockholders in connection with such Change in Control or Stock Sale, and (ii) not to assert any claim, or commence any suit, against the Stockholder Representative or any other stockholder of the Company with respect to any action or inaction by the Stockholder Representative in connection with his or her service as the Stockholder Representative, absent fraud, gross negligence or willful misconduct.

(d) Participant hereby constitutes and appoints as his or her proxies, and hereby grants a power of attorney to, the Company’s President and Chief Executive Officer, and each of them, with full power of substitution, to represent and to vote or act by written consent with respect to all securities of the Company that Participant beneficially holds, either as of the date of this Agreement or at any time thereafter (collectively, the “Proxy Shares”), in accordance with this Section II.10, if and only if Participant or any transferee of any Proxy Shares (i) fails to vote all of the Proxy Shares in accordance with this Section II.10, (ii) attempts to vote any of the Proxy Shares (whether in person, by proxy or by written consent) in a manner that is inconsistent with this Section II.10, or (iii) fails to take any action necessary to effect the provisions of this Section II.10. This proxy and power of attorney is given to secure the performance of each Holder’s duties under this Section II.10, and each Holder shall take such further action and execute such other instruments as may be necessary to effectuate the intent of this proxy. This proxy and power of attorney is coupled with an interest, shall be irrevocable and shall be valid for so long as any of the Proxy Shares are outstanding until the closing date of the first sale of the Common Stock to the general public pursuant to a registration statement filed with and declared effective by the U.S. Securities and Exchange Commission under the Securities Act (the “Company IPO”). The authority vested in this proxy shall run with the Proxy Shares regardless of any change in legal ownership thereof. The power of attorney granted by Participant herein is a durable power of attorney and shall survive Participant’s bankruptcy, death or incapacity. Each party hereto hereby revokes any and all previous proxies and powers of attorney with respect to the Proxy Shares. Each party hereto and each Holder shall not hereafter or after consummation of the Transfer of Exercised Shares (as defined in the Option Exercise Notice) to such Holder in accordance with Section 5 of the Option Exercise Notice, as applicable, until the Company IPO, (x) purport to grant any other proxy or power of attorney with respect to any of the Proxy Shares, (y) deposit any of the Proxy Shares into a voting trust, or (z) enter into any agreement, arrangement or understanding with any Person (other than the Company), directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of any of the Proxy Shares, in each case, with respect to any of the matters set forth in this Section II.10

11. General Provisions.

(a) Power and Authority. Participant hereby represents to the Company that (i) Participant has full power and authority and legal capacity to enter into, execute and deliver this Agreement and to perform fully Participant’s obligations hereunder (including the proxy appointment described in Section II.10), (ii) the execution, delivery and performance of this Agreement by Participant does not conflict with, constitute a breach of or violate any arrangement, understanding or agreement to which Participant is a party or by which Participant is bound, and (iii) this Agreement has been duly and validly executed and delivered by Participant and constitutes the legal, valid and binding obligation of Participant, enforceable against Participant in accordance with its terms.

(b) Survival. The representations, warranties, covenants and agreements made in or pursuant to this Agreement shall survive the execution and delivery hereof and shall not be affected by any investigation made by or on behalf of any party hereto.

(c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to conflict-of-law principles; provided, however, that Section II.10 shall be governed by the laws of the State of Delaware without regard to conflict-of-law principles.

(d) Entire Agreement. This Agreement, together with the attached Exhibits, sets forth the entire agreement and understanding between the parties hereto relating to the subject matter hereof and supersedes all prior and contemporaneous understandings, agreements, discussions, representations and warranties, both written and oral, between the parties hereto, including any representations made during any interviews or relocation negotiations, with respect to such subject matter. In the event of a conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of the Plan shall prevail.

(e) Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered (i) when delivered personally, (ii) one business day after being deposited with an overnight courier service (costs prepaid), (iii) when sent by facsimile or e-mail if sent during normal business hours and on the next business day if sent after normal business hours, in each case with confirmation of transmission by the transmitting equipment, or (iv) when received or rejected by the addressee, if sent by certified mail, return receipt requested, postage prepaid, in each case to the addresses, facsimile numbers or e-mail addresses and marked to the attention of the persons designated (by name or title) on the signature page hereto, as applicable, or to such other address, facsimile number, e-mail address or person as such party may designate by a notice delivered to the other party hereto.

(f) Successors and Assigns; Transfers. The Company may assign this Agreement, and its rights and obligations hereunder, in whole or in part, to any successor or assign (whether direct or indirect, by purchase, merger, consolidation, sale of assets or stock or otherwise). Except as set forth herein, (x) neither this Agreement nor any rights, duties and obligations hereunder shall be assigned, transferred, delegated or sublicensed by Participant without the Company’s prior written consent and (y) any attempt by Participant to assign, transfer, delegate or sublicense this Agreement or any rights, duties or obligations hereunder, without the Company’s prior written consent, shall be void. Subject to any restrictions on transfer set forth herein, this Agreement shall be binding upon, and enforceable against, (i) the Company and its successors and assigns and (ii) Participant and his or her heirs, executors, successors, assigns, administrators and other legal representatives. Except as set forth herein, any transfer in violation of any restriction upon transfer contained in any provision hereof shall be void, unless such restriction is waived in accordance with the terms hereof.

(g) Modification and Waiver. This Agreement may not be amended, modified or supplemented except by a written instrument signed by an authorized representative of each party hereto. Any term or provision hereof may be waived, or the time for its performance may be extended, by the party or parties entitled to the benefit thereof. Any such waiver or extension shall be validly and sufficiently authorized for the purposes hereof if, as to any party, it is authorized in writing by an authorized representative of such party. The failure or delay of any party to enforce at any time any provision hereof shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach hereof shall be held to constitute a waiver of any other or subsequent breach.

(h) Further Assurances. Participant shall execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may reasonably be necessary or desirable in the view of the Company to carry out the purposes or intent hereof, including the applicable Exhibits attached hereto.

(i) Severability. Should any provision contained herein be held as invalid, illegal or unenforceable, such holding shall not affect the validity of the remainder of this Agreement, the balance of which shall continue to be binding upon the parties with any such modification to become a part hereof and treated as though originally set forth herein.

(j) Interpretation. For purposes of this Agreement, (i) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation,” (ii) the word “or” is not exclusive, (iii) the words “herein,” “hereof,” “hereby,” “hereto,” “hereunder” and words of similar import refer to this Agreement as a whole, and (iv) with respect to the determination of any period of time, “from” means “from and including” and “to” means “to but excluding.” Unless the context otherwise requires, references herein: (A) to a Section or an Exhibit mean a Section or an Exhibit of, or attached to, this Agreement; (B) to agreements, instruments and other documents shall be deemed to include all subsequent amendments, supplements and other modifications thereto; (C) to statutes or regulations are to be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation referred to; (D) to any Person includes such Person’s successors and assigns, but, if applicable, only if such successors and assigns are not prohibited by this Agreement; and (E) to any gender includes each other gender. The Exhibits attached hereto shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein. The titles, captions and headings herein are for convenience of reference only and shall not affect the meaning or interpretation hereof. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

(k) Counterparts. This Agreement may be executed in counterparts, each of which shall be considered an original, but all of which, when taken together, shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by each party hereto and delivered to the other party hereto. Delivery of an executed counterpart of a signature page to this Agreement shall be as effective as delivery of a manually executed counterpart of this Agreement. The exchange of copies of this Agreement and of signature pages hereto by facsimile transmission or e-mail shall constitute effective execution and delivery of this Agreement and may be used in lieu of the original Agreement for all purposes. Signatures transmitted by facsimile or e-mail shall be deemed to be original signatures for all purposes.

(l) Service Relationship At Will. Participant acknowledges and agrees that the vesting of this Option pursuant hereto is earned only by his or her continuing service as a Service Provider at will (and not through the act of being hired, being granted this Option or acquiring Shares hereunder). Participant further acknowledges and agrees that this Agreement, the transactions contemplated hereby and the vesting schedule set forth herein do not constitute an express or implied promise of continued engagement as a Service Provider for the vesting period, or for any period at all, and shall not interfere with the right of either the Company or Participant to terminate Participant’s relationship as a Service Provider at any time, with or without cause or notice.

(m) Third Party Beneficiary Rights. No provisions hereof are intended, nor shall be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, stockholder, partner or employee of any party hereto or any other Person, unless specifically provided otherwise herein; provided, however, that Section II.4 is intended to benefit the underwriters for any registered offering described in Section II.4, and such underwriters shall have the right, power and authority to enforce the provisions of Section II.4 as though they were parties hereto.

(n) Adjustments. In the event of any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, reincorporation, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, reclassification, repurchase or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares, the Administrator will appropriately adjust the number, class and price of Shares subject to this Option, with such adjustment to be made in accordance with Section 25102(o) of the California Corporations Code (to the extent the Company is relying upon the exemption afforded thereby with respect thereto) and Section 409A of the Code.

(o) No Impact on Other Benefits. The value of this Option is not part of Participant’s normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar employee benefit.

(p) Acceptance. Participant acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof and hereby accepts this Option subject to all of the terms and provisions of the Plan and this Agreement (including all Exhibits attached hereto). Participant has reviewed, and fully understands all provisions of, the Plan and this Agreement in their entirety (including all Exhibits attached hereto) and has had an opportunity to obtain the advice of his or her own legal counsel, tax advisors and other advisors prior to executing this Agreement. Any questions or disputes regarding the interpretation of the Plan or this Agreement (including all Exhibits attached hereto), or arising hereunder or thereunder, shall be submitted by the Company or Participant to the Administrator, and Participant hereby agrees to accept as final, binding and conclusive all decisions, determinations and interpretations of the Administrator upon any such questions or disputes.

(q) Equitable Relief. In the event of a breach or threatened breach by Participant of any provision hereof, Participant hereby consents and agrees that the Company may seek, in addition to other available remedies, injunctive or other equitable relief from any court of competent jurisdiction, without the necessity of showing any actual damages or that money damages would not afford an adequate remedy, and without the necessity of posting any bond or other security. Participant understands that any breach or threatened breach of this Agreement will cause irreparable injury and that money damages will not provide an adequate remedy therefor, and Participant hereby consents to the issuance of an injunction or other equitable relief. The aforementioned equitable relief shall be in addition to, and not in lieu of, legal remedies, monetary damages or other available forms of relief.

(signature page follows)

IN WITNESS WHEREOF, the undersigned have executed this Stock Option Agreement as of the date first above written.

COMPANY

4D MOLECULAR THERAPEUTICS, INC.

By:
Name:	David Kirn
Title:	Chief Executive Officer

Notice Address:	5980 Horton Street
Suite 460
Emeryville, CA 94608
Facsimile:
E-mail:
Attention:	Chief Executive Officer

PARTICIPANT

«Participant»

Notice Address:

Facsimile:

E-mail:

Attention:

Exhibits:

A – 2015 Equity Incentive Plan

B – Option Exercise Notice

C – Investment Representation Statement

[Signature Page to Stock Option Agreement]

EXHIBIT A

4D MOLECULAR THERAPEUTICS, INC.

2015 EQUITY INCENTIVE PLAN

EXHIBIT B

OPTION EXERCISE NOTICE

4D Molecular Therapeutics, Inc.

5980 Horton Street, Suite 460

Emeryville, CA 94608

Attention: Secretary

1. Exercise of Option. Effective as of today,                     , the undersigned (“Participant”) hereby elects to exercise Participant’s option (the “Option”) to purchase                      shares (the “Exercised Shares”) of the common stock of 4D Molecular Therapeutics, Inc., a Delaware corporation (the “Company”), under and pursuant to the Company’s 2015 Equity Incentive Plan (the “Plan”) and that certain Stock Option Agreement made and entered into as of «Date_of_Grant» by and between the Company and Participant (the “Option Agreement”).

2. Delivery of Payment. Participant herewith delivers to the Company the full exercise price of the Exercised Shares, as set forth in the Option Agreement, and any and all withholding taxes due in connection with the exercise of the Option.

3. Representations of Participant. Participant acknowledges that Participant has received, read and understood the Plan and the Option Agreement and agrees to abide, and be bound, by their terms and conditions.

4. Rights as Stockholder. Until the issuance of the Exercised Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or other distributions or any other rights as a stockholder shall exist with respect to the Exercised Shares, notwithstanding the exercise of the Option. The Exercised Shares shall be issued to Participant as soon as practicable after the Option is exercised in accordance with the Option Agreement. No adjustment shall be made for a dividend or distribution or other right for which the record date is prior to the date of issuance, except as provided in Section 13 of the Plan.

5. Company’s Right of First Refusal. Before any Exercised Shares (or any beneficial interest therein) may be Transferred by Participant or any subsequent transferee (each, a “Holder”), such Holder must first offer such Exercised Shares to the Company and/or its assignee(s) as follows:

(a) Notice of Proposed Transfer. The Holder shall deliver to the Company a written notice pursuant to Section II.11(e) of the Option Agreement (a “Transfer Notice”) stating: (i) the Holder’s bona fide intention to Transfer the Exercised Shares; (ii) the name and address of the proposed transferee; (iii) the number of Exercised Shares to be Transferred to the proposed transferee; (iv) the bona fide cash price or other consideration for which the Holder proposes to Transfer the Exercised Shares; and (v) that, by delivering the Transfer Notice, the Holder offers all such Exercised Shares to the Company and/or its assignee(s) pursuant to this Section 5 and on the same terms described in the Transfer Notice.

(b) Exercise of Right of First Refusal. At any time within 30 days after receipt of a Transfer Notice, the Company and/or its assignee(s) may, by giving written notice pursuant to Section II.11(e) of the Option Agreement (the “Exercise Notice”) to the Holder, elect to purchase any or all of the Exercised Shares proposed to be Transferred to the proposed transferee, at the purchase price determined in accordance with Section 5(c).

(c) Purchase Price. The per share purchase price for any Exercised Shares purchased by the Company and/or its assignee(s) under this Section 5 (the “Company Shares”) shall be the per share price listed in the applicable Transfer Notice. If the price listed in such Transfer Notice includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Board in its sole discretion.

(d) Payment. Payment of the purchase price for any Company Shares shall be made, at the option of the Company and/or its assignee(s), in cash (by check), by cancellation of all or a portion of any outstanding indebtedness of the Holder to the Company and/or its assignee(s), or by any combination thereof, in any such case within ten days after delivery to the Holder of the applicable Exercise Notice and, at such time, if the Company Shares are certificated shares, the Holder shall deliver to the Company and/or its assignee(s) the certificate(s) representing the Company Shares, each certificate to be properly endorsed for transfer.

(e) Holder’s Right to Transfer. If the Company and/or its assignee(s) elects to purchase less than all of the Exercised Shares proposed in a Transfer Notice to be Transferred to a given proposed transferee, then the Holder (x) may Transfer to the proposed transferee any of such Exercised Shares that the Company and/or its assignee(s) elected not to purchase (the “Non-Company Shares”); provided, however, that: (i) the Transfer is made only on the terms provided for in the applicable Transfer Notice, with the exception of the purchase price, which may be either the price listed in such Transfer Notice or any higher price; (ii) the Transfer is consummated within 60 days after the date the applicable Transfer Notice was delivered to the Company; (iii) the Transfer is effected in accordance with any applicable securities laws and, if requested (in writing) by the Company, the Holder shall have delivered a written opinion of counsel acceptable to the Company to that effect; and (iv) the proposed transferee agrees in writing to receive and hold the Non-Company Shares so Transferred subject to all of the provisions hereof (including this Section 5) and of the Option Agreement (including Section II.4 and Section II.10 thereof), and there shall be no further Transfer of any Exercised Shares except in accordance with this Section 5, and (y) shall, in accordance with the other provisions of this Section 5, sell to the Company and/or its assignee(s) the portion of such Exercised Shares that the Company and/or its assignee(s) has elected to purchase. If any Non-Company Shares are not Transferred to the proposed transferee within the period provided in clause (ii) above, then, before any such shares may be Transferred, a new Transfer Notice shall be given to the Company, and the Company and/or its assignee(s) shall again be offered the right of first refusal described in this Section 5.

(f) Exception for Certain Family Transfers. Notwithstanding anything to the contrary contained elsewhere in this Section 5, the Transfer of any or all of the Exercised Shares during the Holder’s lifetime, or on the Holder’s death by will or intestacy, to the Holder’s spouse (or former spouse) or domestic partner, child or stepchild, grandchild, parent, stepparent, sibling, father-in-law, mother-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law, grandparent, niece or nephew, including adoptive relationships (each such person, an “Immediate

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Family Member”), or to a trust or other similar estate planning vehicle for the benefit of the Holder or any such Immediate Family Member, shall be exempt from the provisions of this Section 5; provided, however, that, in each such case, the transferee agrees in writing to receive and hold the Exercised Shares so Transferred subject to all of the provisions hereof (including this Section 5) and of the Option Agreement (including Section II.4 and Section II.10 thereof), and there shall be no further Transfer of such Exercised Shares except in accordance with this Section 5; provided, further, that, without the Company’s prior written consent, which may be withheld in its sole discretion, no more than three Transfers may be made pursuant to this Section 5(f), including all Transfers by the Holder and all Transfers by any transferee. For purposes hereof, a person shall be deemed to be a “domestic partner” of another person if the two persons (i) reside in the same residence and plan to do so indefinitely, (ii) have resided together for at least one year, (iii) are each at least 18 years of age and mentally competent to consent to contract, (iv) are not blood relatives closer than would prohibit legal marriage in the state in which they reside, (v) are financially interdependent, as demonstrated to the Company’s reasonable satisfaction, and (vi) have each been the sole spousal equivalent of the other for the year prior to the Transfer and plan to remain so indefinitely; provided, however, that a person shall not be deemed to be a “domestic partner” if he or she is married to another person or has any other spousal equivalent.

(g) Termination of Right of First Refusal. The right of first refusal contained in this Section 5 shall terminate as to all Exercised Shares upon the earlier of: (i) the Company IPO; and (ii) the closing date of a Change in Control or Stock Sale pursuant to which the holders of the outstanding voting securities of the Company receive securities of a class registered pursuant to Section 12 of the Exchange Act.

6. Tax Consultation. Participant understands that Participant may suffer adverse tax consequences as a result of Participant’s purchase or disposition of the Exercised Shares. Participant represents that Participant has consulted with any tax consultants Participant deems advisable in connection with the purchase or disposition of the Exercised Shares and that Participant is not relying on the Company for any tax advice.

7. Restrictive Legends and Stop-Transfer Orders.

(a) Legends. Participant understands and agrees that the Company shall cause the legends set forth below, or substantially equivalent legends, to be placed upon any certificate(s) evidencing ownership of the Exercised Shares, together with any other legends that may be required by the Company or by applicable federal or state securities laws:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

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THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER, A RIGHT OF FIRST REFUSAL, AN AGREEMENT TO PARTICIPATE AND A LOCK-UP PERIOD IN THE EVENT OF A PUBLIC OFFERING AS SET FORTH IN AGREEMENTS BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SECURITIES, COPIES OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH RESTRICTIONS ON TRANSFER, RIGHT OF FIRST REFUSAL, AGREEMENT TO PARTICIPATE AND LOCK-UP PERIOD ARE BINDING ON TRANSFEREES OF THESE SECURITIES.

(b) Stop-Transfer Notices. In order to ensure compliance with the restrictions referred to herein and in the Option Agreement, including the provisions of Section II.4 of the Option Agreement, the Company may issue appropriate stop-transfer instructions to its transfer agent, if any, and, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c) Refusal to Transfer. The Company shall not be required to transfer on its books any Exercised Shares that have been Transferred in violation of any provision hereof or to treat as owner of such Exercised Shares, or otherwise to accord voting or dividend rights to, any purchaser or other transferee to whom such Exercised Shares shall have been so Transferred. Any attempt to Transfer Exercised Shares in violation hereof shall be null and void and shall be disregarded by the Company.

8. Capitalized Terms. Unless otherwise defined herein, capitalized terms used herein shall have the same defined meanings as set forth in the Plan or, if not defined therein, in the Option Agreement.

9. Governing Law; Severability. This Option Exercise Notice shall be governed by and construed in accordance with the laws of the State of California without regard to conflict-of-law principles. Should any provision contained herein be held as invalid, illegal or unenforceable, such holding shall not affect the validity of the remainder of this Option Exercise Notice, the balance of which shall continue to be binding upon the parties with any such modification to become a part hereof and treated as though originally set forth herein.

10. Consent to Notices by Electronic Transmission. Upon becoming a stockholder of the Company and without limiting the manner by which notice otherwise may be given effectively to Participant, Participant hereby consents in accordance with Section 232 of the Delaware General Corporation Law to stockholder notices given by the Company to Participant by any of the following forms of electronic transmission: (i) by facsimile telecommunications to the facsimile number set forth on the signature page hereto or to such other facsimile number as Participant may designate by a written notice delivered to the Company; (ii) by electronic mail to the e-mail address set forth on the signature page hereto or to such other e-mail address as Participant may designate by a written notice delivered to the Company; (iii) by a posting on an electronic network together with separate notice to Participant of such specific posting; and (iv) by any other form of electronic transmission when directed to Participant.

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Submitted by:	Accepted by:

PARTICIPANT	COMPANY 4D MOLECULAR THERAPEUTICS, INC.

Signature	By:
Name:
«Participant»	Title:
Print Name
Date Received:

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EXHIBIT C

INVESTMENT REPRESENTATION STATEMENT

PARTICIPANT	:	«Participant» (“Participant”)
COMPANY	:	4D Molecular Therapeutics, Inc. (the “Company”)
SECURITY	:	COMMON STOCK
AMOUNT	:	_________________ shares (the “Shares”)
DATE	:	_________________

Unless otherwise defined in this Investment Representation Statement (this “Statement”), capitalized terms used herein shall have the same defined meanings as set forth in the 4D Molecular Therapeutics, Inc. 2015 Equity Incentive Plan or, if not defined therein, in that certain Stock Option Agreement made and entered into as of «Date_of_Stock_Option_Agreement» by and between the Company and Participant.

In connection with Participant’s purchase of the Shares, Participant hereby makes the following representations to the Company:

1. Investment Intent. Participant is purchasing the Shares solely for investment for his or her own account, not as a nominee or agent, and not with a view to the resale or distribution (within the meaning of the Securities Act) of any part thereof, except to the extent Participant intends to hold the Shares jointly with his or her spouse. Participant has no present intention of selling, transferring, granting any participation in, or otherwise distributing any Shares. Participant does not have, with respect to any of the Shares, any contract or other arrangement with any Person to sell, transfer, grant participations or otherwise distribute the same to such Person or to any third Person. Participant’s investment intent is not limited to Participant’s present intention to hold the Shares for the minimum capital gains period specified under any applicable tax law, for a deferred sale, for a specified increase or decrease in the market price of the Shares or for any other fixed period in the future.

2. Participant is Informed About the Company. Participant is sufficiently aware of the Company’s business affairs and financial condition, and has acquired sufficient information he or she considers necessary or appropriate, to make an informed and knowledgeable investment decision with respect to the Shares.

3. Participant Can Protect Participant’s Own Interests. Participant can properly evaluate the merits and risks of an investment in the Shares and can protect his or her own interests in this regard, whether by reason of Participant’s own business and financial expertise, the business and financial expertise of certain professional advisors unaffiliated with the Company (and not compensated by the Company, directly or indirectly) with whom Participant has consulted, or Participant’s preexisting business or personal relationship with the Company or any of its directors, officers or controlling persons. Participant acknowledges that the purchase of the Shares involves an extremely high degree of risk and that the Company’s future prospects are uncertain. Participant is able, without materially impairing his or her financial condition, to hold the Shares for an indefinite period of time and to suffer a complete loss of his or her entire investment. Participant’s purchase of the Shares was not accomplished by a general solicitation or general advertising.

4. Participant Knows the Shares are Restricted Securities. Participant understands that the Shares are “restricted securities” under applicable federal and state securities laws inasmuch as they have not been (i) registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Participant’s investment intent as expressed in this Statement or (ii) registered or qualified in any state in which they are offered. In this regard, Participant further understands and agrees that: (i) Participant must hold the Shares indefinitely unless they are registered with the U.S. Securities and Exchange Commission and qualified by state authorities or an exemption from such registration and qualification requirements is available; (ii) the Company has no obligation to register or qualify Shares for resale; and (iii) the certificate(s) evidencing the Shares, if certificated, will be imprinted with a legend which prohibits the transfer of the Shares unless the Shares are registered under the Securities Act and applicable state securities laws or such registration is not required in the written opinion of counsel for the Company.

5. Participant is Familiar With Rule 701 and Rule 144. Participant is familiar with Rule 701 and Rule 144, each promulgated under the Securities Act (“Rule 701” and “Rule 144”, respectively), which in some circumstances permit limited public resales of “restricted securities” like the Shares acquired from an issuer in a non-public offering. Rule 701 provides that if the issuer of the Shares qualifies under Rule 701 at the time of grant of the option to purchase the Shares (the “Option”), the exercise of the Option will be exempt from registration under the Securities Act. If the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, 90 days thereafter (or such longer period as any market stand-off agreement may require) the Shares exempt under Rule 701 may be resold, subject to the satisfaction of the applicable conditions specified by Rule 144, including, in the case of affiliates, (i) the availability of certain current public information about the Company, (ii) the amount of Shares being sold during any three-month period not exceeding specified limitations, (iii) the sale being made in an unsolicited “broker’s transaction,” transactions directly with a “market maker” or “riskless principal transactions,” as those terms are defined under the Exchange Act, and (iv) the timely filing of a notice of proposed sale on Form 144, if applicable. If the Company does not qualify under Rule 701 at the time of grant of the Option, then the Shares may be resold in certain limited circumstances subject to the provisions of Rule 144, which may require, among other things, (i) the availability of certain current public information about the Company, (ii) the resale occurring more than a specified period after the purchase and full payment (within the meaning of Rule 144) for the Shares, and (iii) in the case of the sale of Shares by an affiliate, the satisfaction of the conditions set forth in clauses (ii), (iii) and (iv) of the preceding sentence. Participant understands that (x) current public information about the Company is not now available, and the Company has no present plans to make such information available, (y) the requirements of Rule 144 may never be met and the Shares may never be saleable under Rule 144, and (z) at the time Participant wishes to sell the Shares, there may be no public market for the Company’s stock upon which to make such a sale or the current public information requirements of Rule 144 may not be satisfied, any of which may preclude Participant from selling the Shares under Rule 144 even if the relevant holding period has been satisfied.

6. Participant Knows that Participant is Subject to Further Restrictions on Resale. Participant understands that, if Rule 701 or Rule 144 is not available, any future proposed disposition of any of the Shares will not be possible without prior registration under the Securities Act or compliance with some other registration exemption (which may or may not be available).

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Participant understands that, although Rule 701 and Rule 144 are not exclusive, the Staff of the U.S. Securities and Exchange Commission has stated that Persons proposing to sell private placement securities other than in a registered offering or pursuant to Rule 701 or Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales and that such Persons and their respective brokers who participate in such transactions do so at their own risk.

7. Address. The address of Participant’s principal residence is set forth on the signature page of this Statement. Participant shall promptly inform the Company, in writing, of any change in Participant’s principal residence.

By signing below, Participant acknowledges Participant’s agreement with each of the statements contained in this Statement as of the date first set forth above and Participant’s intent for the Company to rely on such statements in issuing the Shares to Participant.

Participant’s Address:
Participant’s Signature

«Participant»
Print Name

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